UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

NOWTRANSIT INC.

(Exact name of the registrant as specified in its charter)

Nevada	333-234487	98-1498782
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2722 S West Temple

Salt Lake City, UT 84115

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 949-0791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒.

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Spiegel Accountancy Corp, or Spiegel, served as our independent registered public accounting firm prior to the reorganization and recapitalization of Nowtransit (the “Company”). On February 13, 2023, the Company entered into a Share Exchange Agreement with Best 365 Labs, LLC (“Best”) and the shareholders of Best who collectively owned 9,588,000 shares of Best common stock, or 100% of the outstanding shares of Best common stock (the “Merger”). The Merger consummated on March 10, 2023 (the “Closing”).

Upon the Closing, the Company issued the Best shareholders 34,371,100 shares of the Company’s common stock representing approximately 85.39% of the shares of the Company’s common stock to be outstanding, in exchange for all of the shares of Best common stock held by Best shareholders. The transaction was accounted for as a reserve merger by the Company and resulted in a recapitalization with Best being the accounting acquirer and the Company being the accounting acquiree. On March 10, 2023, Spiegel was dismissed as our independent registered public accounting firm.

The reports of Spiegel on our consolidated financial statements for the fiscal years ended August 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, or other similar opinion as defined in Item 304(a)(1)(ii) of Regulation S-K (17 CFR § 229.304(a)(1)(ii) except for an explanatory paragraph regarding existence of substantial doubt about the Company’s ability to continue as a going concern in the report for the year ended August 31, 2022.

During our two most recent fiscal years and the subsequent period from January 1, 2023 to March 10, 2023, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Spiegel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Spiegel, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Spiegel with a copy of the disclosures made in this Item 4.01 and requested Spiegel to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of Spiegel’s letter to the SEC dated May 15, 2024, regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Mac Accounting Group & CPAs LLP, or Mac, served as the independent registered public accounting firm of Best 365 Labs, LLC prior to the completion of the Merger. On March 15, 2023, following the completion of the Merger, the appointment of Mac was approved as our independent registered public accounting firm.

During our two most recent fiscal years and the subsequent period from January 1, 2023 to March 10, 2023, we did not consult with Mac regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit Number	Exhibit Description	Form	Date	Number	Herewith

16.1	Letter from Spiegel Accountancy Corp, dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWTRANSIT INC.

May 22, 2024	By:	/s/ Darren Lopez
Darren Lopez, Chief Executive Officer